UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 8, 2020

Kimbell Royalty Partners, LP

(Exact name of registrant as specified in its charter)

Delaware	1-38005	47-5505475
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

777 Taylor Street, Suite 810 Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 945-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Units Representing Limited Partnership Interests	KRP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2020, Kimbell Royalty Partners, LP, a Delaware limited partnership (the “Partnership”), entered into Amendment No. 2 (the “Second Amendment”) to the Partnership’s existing Credit Agreement, dated as of January 11, 2017 (as amended by that certain Amendment No. 1 to Credit Agreement, dated as of July 12, 2018, the “Existing Credit Agreement” and the Existing Credit Agreement, as amended by the Second Amendment, the “Amended Credit Agreement”), with certain subsidiaries of the Partnership, as guarantors, the lenders party thereto, Citibank, N.A. (“Citi”), as administrative agent, and, solely for purposes of Section 4, Section 11 and Section 13 therein, Frost Bank (“Frost”), as resigning administrative agent.

The Second Amendment amends the Existing Credit Agreement to, among other things, (i) increase commitments under the Amended Credit Agreement’s senior secured revolving credit facility (the “Credit Facility”) from $225.0 million to $265.0 million, the availability of which will equal the lesser of the aggregate maximum elected commitments of the lenders up to the Maximum Facility Amount (as defined below) and the borrowing base, which was set at $265.0 million under the Amended Credit Agreement, (ii) permit aggregate commitments under the Credit Facility to be increased up to $500.0 million (the “Maximum Facility Amount”), subject to the satisfaction of certain conditions and the election of existing lenders to increase commitments or the procurement of additional commitments from new lenders, (iii) extend the maturity date under the Existing Credit Agreement from February 8, 2022 to June 7, 2024, and (iv) reflect the change in administrative agent from Frost to Citi under the Amended Credit Agreement.

The Amended Credit Agreement contains various affirmative, negative and financial maintenance covenants. The Amended Credit Agreement also contains customary events of default, including non-payment, breach of covenants, materially incorrect representations, cross default, bankruptcy and change of control.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIMBELL ROYALTY PARTNERS, LP

By:	Kimbell Royalty GP, LLC, its general partner

By:	/s/ Matthew S. Daly
Matthew S. Daly
Chief Operating Officer

Date: December 14, 2020